Exhibit 10.19

PERPETUA RESOURCES CORP. AND PERPETUA RESOURCES IDAHO, INC.

RESTRICTIVE COVENANTS AGREEMENT

This Restrictive Covenants Agreement (this “Restrictive Covenants Agreement”) is made and entered into by and between Perpetua Resources Corp. and Perpetua Resources Idaho, Inc., including all of their affiliates and subsidiaries (collectively, the “Company”, provided, however, that the employment relationship shall be solely between Employee and Perpetua Resources Idaho, Inc.) and [__________] (“Employee”), collectively referred to as the “Parties” and individually each referred to as “Party,” effective as of [__________] (the “Effective Date”). When the context requires, references to the Company shall include the Company’s Affiliates. In consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1.Definitions.  As used within this Restrictive Covenants Agreement, the following definitions will apply:

(a)“Affiliates” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, or (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(b)“Business” means the business of mineral exploration and development.

(c)“Competitive Business” means any Person, and any parent, subsidiary, partner, agent, or Affiliate of any Person, that engages in, or plans to become engaged in, the Business.

(d)“Confidential Information” means information of any kind, nature, or description, that (i) relates to the Company’s business or the business of the Affiliates, (ii) provides the Company or Affiliates economic value or any business advantage, (iii) is not generally known to the public, and (iv) is learned or developed by Employee as a direct or indirect result of, or during the course of, Employee’s employment with the Company. Confidential Information includes, but is not limited to, the Company’s trade secrets, Affiliates’ trade secrets, and intellectual property and may also relate to, without limitation: any customer; business, merchandise, or marketing procedures, processes, and services; hardware; software; research; marketing; developments; products; product lines; design; purchasing; finances and financial affairs; accounting; merchandising; selling; engineering; employees; training; business practices; acquisitions; potential acquisitions; customer lists; customer contact lists; vendor lists; supplier lists; pricing; pricing agreements; merchandise resources; supply resources; service resources; system designs; procedures or manuals; policies; the prices the Company obtains or Affiliates obtain or have obtained or at which they sell or have sold their services or products; or the name of the Company’s or Affiliates’ personnel and those to whom the personnel report. For purposes of this Agreement, however, Confidential Information shall not include (i) any information known or in possession of Employee prior to their employment with the Company, (ii) any information in the public domain provided that such disclosure to the public is through no direct or indirect fault of Employee of person(s) acting on Employee’s behalf, and (iii) any information that cannot be legally protected as confidential or proprietary under applicable law.

(e)“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust, or any other entity or organization.

2.Covenants of the Company.  Employee acknowledges that the Company is engaged in the Business and, on an ongoing basis, receives, creates, and maintains highly confidential third-party and proprietary information. During the employment relationship that is continued because of this Restrictive Covenants Agreement, the Company will provide Employee with access to ongoing and new (i) Confidential Information and access to such information, (ii) specialized training, including self-study materials and course work, classroom training, on-line training, on-the-job training, or instruction as to the Company’s products, services, operations, and methods of protecting Confidential Information, and/or (iii) goodwill support such as expense reimbursements in accordance with the Company’s policies, Confidential Information related to the Company’s current and prospective clients, customers, and business associates, or contact and relationships with current and potential clients, customers, and business associates, to help Employee develop goodwill for the Company. The foregoing is not contingent upon continued employment of Employee for any length of time, but is contingent upon Employee not working for or assisting a Competing Business and is contingent upon Employee’s full compliance with the restrictions contained within Sections 3, 4 and 5 of this Restrictive Covenants Agreement. Employee specifically acknowledges that the items described in (i), (ii), and (iii) above will be items that Employee has not previously been given and that Employee would not be given but for the execution of this Restrictive Covenants Agreement.

3.Covenants of Employee.

(a)Confidentiality.  Employee agrees not to, directly or indirectly, participate in the unauthorized use, disclosure, or conversion of any Confidential Information. Specifically, but without limitation, Employee agrees not to use Confidential Information for their sole benefit, or for the benefit of any person or entity in any other way that harms the Company or diminishes the value of the Confidential Information to the Company. Employee also agrees to use the specialized training, goodwill, and contacts developed with the Company’s customers and contractors for the exclusive benefit of the Company, and agrees not to use these items at any time in a way that would harm the business interests of the Company. Notwithstanding the foregoing, nothing in this Restrictive Covenants Agreement prohibits Employee from communicating with an appropriate governmental agency or entity regarding a possible violation of federal law or regulation or making disclosures that are protected under any whistleblower provisions of law or regulation. Importantly, Employee is encouraged to communicate any such concerns directly with the Company.

(b)Settlement of Rights.  In exchange for the foregoing and the additional terms agreed to in this Restrictive Covenants Agreement, Employee agrees that (i) they are being provided with access to Confidential Information, specialized training, and the Company’s goodwill with its customers and other persons, to which they have not previously been entitled, (ii) all goodwill developed with the Company’s clients, customers, and other business contacts by Employee during past employment with the Company are the exclusive property of the Company, and (iii) the Confidential Information and specialized training received by Employee during any past employment with the Company will be used only for the benefit of the Company. Employee waives and releases any claim that Employee should be able to use, for the benefit of any competing person or entity, client, and customer goodwill, specialized training, or Confidential Information that was previously received or developed by Employee while working for the Company.

(c)Goodwill with Customers.  Employee acknowledges that the Company and the Affiliates have lasting relationships with their customers and own the goodwill in Employee’s relationships with customers that Employee will or has developed or maintained in the course and scope of Employee’s employment with the Company. If Employee owned goodwill in a relationship with a customer when Employee commenced employment with the Company, then Employee hereby assigns any and all such goodwill to the Company, and the Company will become the owner of such goodwill.

(d)The Company’s Property.  All documents and things provided to Employee by the Company or its Affiliates for use in connection with Employee’s employment, or created by Employee in the course and scope of Employee’s employment with the Company, are the property of the Company or its Affiliates and will be held by Employee as a fiduciary on behalf of the Company. Immediately upon termination of Employee’s employment - without the requirement of a prior demand by the Company - Employee will surrender to the Company all such documents and things, together with all copies, recording abstracts, notes, reproductions or electronic versions of any kind made from or about the documents and things and the information they contain.

(e)Duty of Loyalty.  Employee understands that by virtue of employment with the Company, Employee owes the Company a duty of loyalty and agrees to treat all Confidential Information, training, relationships with customers, goodwill, and property entrusted to Employee as a fiduciary. Employee agrees to use such training and maintain and protect such Confidential Information, customer relationships, goodwill, and property solely for the Company’s benefit. Employee further agrees that nothing in this Restrictive Covenants Agreement will limit, in any way, the fiduciary duties that Employee owes to the Company under any applicable law, apart from this Restrictive Covenants Agreement.

4.Non-Competition and Non-Solicitation.  Employee agrees that the following covenants are reasonable and necessary agreements for the protection of the business interests covered in the fully enforceable, ancillary agreements set forth in this Restrictive Covenants Agreement, including those contained in Section 3 of this Restrictive Covenants Agreement.

(a)Non-Competition.  Employee agrees that while employed by the Company and for one (1) year after the last day of employment, regardless of the reason for termination of employment, Employee will not directly or indirectly be employed by, supervise, assist, perform services, work or otherwise engage in activities for a Competitive Business in any capacity within Valley County and Adams County, Idaho. Employee may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b)Non-Solicitation of Employees and Contractors.  Employee agrees that while employed by the Company and for one (1) year after the last day of employment, regardless of the reason for termination of employment, Employee will not directly or indirectly solicit, cause to be solicited, assist, or otherwise be involved with the solicitation of, any employee, contractor or other person to terminate that person’s employment, contract or relationship with the Company or to breach that person’s employment conditions or contract with the Company. Further, Employee agrees that that while employed by the Company and for one (1) year after the last day of employment, regardless of the reason for termination of employment, Employee will not, directly or indirectly, hire, recruit, solicit, or participate or assist any person or entity in hiring, recruiting or soliciting, any individual who was an employee or contractor of the Company at any time within the last 365 days of Employee’s employment with the Company.

(c)Early Resolution Conference.  This Restrictive Covenants Agreement is understood to be clear and enforceable as written and is executed by both Parties on that basis. However, should Employee later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity in which Employee intends to engage, Employee will first notify the Company in writing and meet with the Company’s representative and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any disputes between the Parties. Employee will provide this notification at least fourteen (14) days before Employee engages in any activity on behalf of a Competitive Business or engages in other activity that could foreseeably fall within a questioned restriction. The failure to comply with this requirement will waive Employee’s right to challenge the reasonable scope, clarity, applicability, or enforceability of this Restrictive Covenants Agreement and its restrictions at a later time. All rights of both Parties will be preserved if the Early Resolution Conference requirement is complied with even if no agreement is reached in the conference. Employee further agrees that during the term of the restrictions in Sections 4(a) and 4(b) of this Restrictive Covenants Agreement, Employee will promptly inform the Company in writing of the identity of any new employer, the job title of Employee’s new position, and a description of any services to be rendered to that employer; and, if the new employer is a Competitive Business, will communicate Employee’s obligations under this Restrictive Covenants Agreement to each new employer, which will include providing each new employer with a copy of this Restrictive Covenants Agreement.

5.Non-Disparagement.  Employee agrees that at no time during or after the termination of Employee’s employment shall Employee make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company or its Affiliates or any of their respective directors, officers, contractors or employees.

6.Survival/Enforcement of Restrictive Covenants.

(a)Survival of Covenants.  This Restrictive Covenants Agreement will survive the termination of Employee’s employment with the Company. In the event an enforcement remedy is obtained under Sections 4(a) and 4(b) of this Restrictive Covenants Agreement, the periods of time provided in Sections 4(a) and 4(b) of this Restrictive Covenants Agreement will be extended by one day for each day Employee is judicially determined to have failed to comply with the restriction at issue.

(b)Remedies.  In the event of breach or threatened breach by Employee of any provision of Sections 3 or 4 of this Restrictive Covenants Agreement, the Company will be entitled to seek (i) injunctive relief by temporary restraining order, temporary injunction, or permanent injunction; (ii) recovery of all attorneys’ fees and costs incurred by the Company in obtaining such relief; (iii) any other legal and equitable relief to which the Company may be entitled, including without limitation any and all monetary costs and damages which the Company may incur as a result of any such breach or threatened breach; and (iv) applicable only to a breach by Employee of Section 4(a) (as determined by the Company), a recoupment of any and all severance monies previously paid by the Company or any of its Affiliates to Employee pursuant to any agreement of employment or severance by and between the Company or any of its Affiliates and Employee, and a cessation of all unpaid and future payments regarding the same. An agreed amount for the bond to be posted if an injunction is sought by the Company is Five Hundred Dollars ($500). The Company may pursue any remedy available, without limitation, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

7.Miscellaneous.

(a)Notices.  All notices provided for by this Restrictive Covenants Agreement will be given in writing and will be deemed effective upon personal delivery or five (5) days after deposit with a national postal system or, if sent via overnight delivery, one (1) day after deposit with an established overnight delivery system such as Federal Express. Notice will be addressed in accordance with the following:

If to Employee/Consultant:	If to the Company:

[To the address on file]	Perpetua Resources Idaho, Inc. 405 South 8th Street, Suite 201 Boise, Idaho 83702 Attn: Board of Directors Cc: Chief Executive Officer

(b)Entire Agreement/Amendment.  The restrictive covenants in this Restrictive Covenants Agreement are in addition to, and do not supersede, any restrictive covenants set forth in any written agreement between Employee and the Company, its Affiliates, successors or predecessors. No supplement, modification, amendment, or waiver of any of the terms, conditions, or provisions in this Restrictive Covenants Agreement can be made unless they are in writing and signed by both the Company and Employee.

(c)Parties Bound.  This Restrictive Covenants Agreement and the rights and obligations under it will be binding upon and inure to the benefit of the Company, Employee, and their respective heirs, personal representatives, successors and assigns; provided, however, that Employee may not assign any rights or obligations under this Restrictive Covenants Agreement without the express written consent of the Company.

(d)Invalid Provisions.  If any provision of this Restrictive Covenants Agreement is held to be illegal, invalid, or unenforceable, such provision will be fully severable; this Restrictive Covenants Agreement will be construed and enforced without such illegal, invalid, or unenforceable provision, and the remaining provisions in this Restrictive Covenants Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance. Further, if any of the restrictions in Sections 3, 4 or 5 of this Restrictive Covenants Agreement are deemed unenforceable as written, the Parties expressly authorize the court or arbitrator to revise, delete, or add to those restrictions to the extent necessary to enforce the intent of the Parties and to provide effective protection for the Company’s goodwill, specialized training, Confidential Information, and other business interests.

(e)Waiver.  Any waiver by the Company of a breach of any provision of this Restrictive Covenants Agreement must be in writing and signed by the Company to be effective. Any waiver by the Company of a breach of this Restrictive Covenants Agreement will not operate or be construed as a waiver by the Company of any different or subsequent breach of this Restrictive Covenants Agreement by Employee.

(f)Governing Law and Venue.  It is the intention of the Parties that the laws of Idaho should govern the validity of this Restrictive Covenants Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties hereto without regard to any contrary conflicts of laws principles. It is stipulated that the State of Idaho has a compelling state interest in the subject matter of this Restrictive Covenants Agreement, and that Employee has or will have regular contact with the State of Idaho in the performance of this Restrictive Covenants Agreement. The agreed upon venue and personal jurisdiction for the Parties on any claims or disputes under this Restrictive Covenants Agreement is the United States District Court covering Ada County (or should such court lack jurisdiction to hear such action, suit, or proceeding, in a Idaho state district court located within Ada County).

(g)Not a Contract of Employment or Other Engagement.  The terms and conditions of this Restrictive Covenants Agreement will not be deemed to constitute a contract of employment between the Company and Employee. Any such employment is hereby acknowledged to be, to the extent applicable, an “at will” employment relationship that can be terminated at any time for any reason, or for no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Restrictive Covenants Agreement will be deemed to give Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge Employee at any time.

(h)Section Headings.  The headings contained in this Restrictive Covenants Agreement are for reference only and do not affect in any way the meaning or interpretation of this Restrictive Covenants Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Perpetua Resources Corp. and Perpetua Resources Idaho, Inc. Restrictive Covenants Agreement effective as of the Effective Date.

PERPETUA RESOURCES CORP.	PERPETUA RESOURCES IDAHO, INC.
By:	By:

Its:	Its:

Dated:	Dated:

EMPLOYEE:

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Date: